Exhibit 5.1

CONSENT OF INDEPENDENT AUDITORS

To the Sponsor, Trustee and Unit Holders of
Tax Exempt Securities Trust, National Trust 317 (Insured), National Trust 318, Florida Trust 118 and New York Trust 212:

We consent to the use of our report dated August 14, 2002, included herein and to the reference to our firm under the heading “Auditors” in the Prospectus.

New York, New York
August 14, 2002